UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2016 (December 1, 2016)

AMSURG CORP.
(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-36531	62-1493316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1A Burton Hills Boulevard
Nashville, Tennessee		37215
(Address of Principal Executive Offices)		(Zip Code)

(615) 665-1283
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

2020 Notes Supplemental Indenture

On November 28, 2016, AmSurg Corp. (the “Company”) entered into a Supplemental Indenture (the “Supplemental Indenture”) to the Indenture, dated as of November 20, 2012 (as supplemented from time to time, the “2020 Indenture”), among the Company, as issuer, the subsidiary guarantors from time to time party thereto and U.S. Bank National Association, as trustee, which effects certain amendments (the “Amendments”) to the 5.625% Senior Notes Due 2020 issued by the Company and guaranteed by the Subsidiary Guarantors (the “2020 Notes”). The Supplemental Indenture, and thereby the Amendments, became operative on December 1, 2016.

The Amendments, among other things, amend the 2020 Indenture to remove substantially all of the restrictive covenants and certain events of default contained in the 2020 Indenture. Holders of a majority in aggregate principal amount of the outstanding Notes consented to the Amendments.

The Supplemental Indenture is attached hereto as Exhibit 4.1. The foregoing description of the Supplemental Indenture is qualified in its entirety by reference to the full text of the Supplemental Indenture, which is incorporated herein by reference.

In addition, in connection with the completion of the Mergers (as defined below), Envision Healthcare Corporation, formerly known as New Amethyst Corp. (“Envision”), assumed the Company’s obligations under the 2020 Notes issued pursuant to the 2020 Indenture. Also in connection with the completion of the Mergers, certain of the Company’s subsidiaries executed a supplemental indenture pursuant to which they reaffirmed their guarantees of the 2020 Notes and certain subsidiaries of Holdings (as defined below) executed a supplemental indenture, pursuant to which they guaranteed the 2020 Notes.

2022 Indenture and Supplemental Indentures

In connection with the completion of the Mergers, Envision assumed the Company’s obligations under the Company’s $1,100 million aggregate principal amount of 5.625% senior notes due 2022 (the “2022 Notes”) issued pursuant to the Indenture, dated as of July 16, 2014, among AmSurg Escrow Corp. and U.S. Bank National Association, as trustee. Also in connection with the completion of the Mergers, certain of the Company’s subsidiaries executed a supplemental indenture pursuant to which they reaffirmed their guarantees of the 2022 Notes and certain subsidiaries of Holdings (as defined below) executed a supplemental indenture, pursuant to which they guaranteed the 2022 Notes.

Item 1.02. Termination of a Material Definitive Agreement.

On December 1, 2016, in connection with certain financing transactions entered into in connection with the completion of the Mergers, the Company (a) terminated all outstanding commitments and repaid all outstanding loans under the Credit Agreement, dated as of July 16, 2014 (the “Credit Agreement”), among the Company, the lenders party thereto and Citibank, N.A., as administrative agent, and (b) satisfied and discharged the 2020 Indenture. As of December 1, 2016, immediately prior to such termination and repayment or satisfaction and discharge, as applicable, the aggregate principal amount of the loans outstanding under the Credit Agreement and aggregate principal amount of 2020 Notes outstanding under the 2020 Indenture was $1,220 million and $250 million, respectively. Outstanding letters of credit under the Credit Agreement were cash collateralized.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 1, 2016, pursuant to the Agreement and Plan of Merger, dated as of June 15, 2016 (the “Merger Agreement”), by and among Envision Healthcare Holdings, Inc. (“Holdings”), Envision and the Company, Holdings and AmSurg completed the combination of their businesses through a merger of equals. Pursuant to the Merger Agreement, the Company merged with and into Envision, with Envision surviving (“Merger 1”). Immediately following Merger 1, Holdings merged with and into Envision, with Envision surviving (“Merger 2” and together with “Merger 1,” the “Mergers”).

Under the terms of the Merger Agreement, upon completion of the Mergers, each share of the Company’s common stock was converted into one share of Envision common stock, each share of the Company’s 5.250% mandatory convertible preferred stock, Series A-1 (“Company Preferred Stock”) was converted into one share of Envision 5.250% mandatory convertible preferred stock, Series A-1 (“Envision Preferred Stock”), and each share of Holdings common stock was converted into 0.334 shares of Envision common stock.

The shares of the Company’s common stock and Company Preferred Stock were suspended from trading on the NASDAQ prior to the open of trading on December 2, 2016.

The description of the Mergers contained herein does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this report and incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the Mergers, shares of the Company’s common stock and Company Preferred Stock were each registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and listed on NASDAQ. As a result of the Mergers, on December 1, 2016, at the Company’s request, NASDAQ filed Form 25s to withdraw both the shares of the Company’s common stock and Company Preferred Stock from listing on NASDAQ. The shares of the Company’s common stock and Company Preferred Stock were suspended from trading on NASDAQ prior to the open of trading on December 2, 2016. The Company expects to file a Form 15 with the SEC to terminate the registration under the Exchange Act of the shares of the Company’s common stock and Company Preferred Stock, and suspend the reporting obligations of the Company under the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

In connection with the Mergers, on December 1, 2016, each share of the Company’s common stock was converted into one share of Envision common stock and each share of Company Preferred Stock was converted into one share of Envision Preferred Stock. The certificate of incorporation and the bylaws of Envision went into effect on December 1, 2016 upon consummation of the Mergers. As previously reported in the “Description of Newco Capital Stock” and “Comparison of Rights of AmSurg Shareholders, Envision Stockholders and Newco Stockholders” sections of the Registration Statement on Form S-4 filed by Envision on August 4, 2016 and declared effective, as subsequently amended, on October 19, 2016 (the “Joint Proxy Statement/Prospectus”), certain of the rights associated with Envision common stock are different from the rights associated with the Company’s common stock. The information set forth in the “Description of Newco Capital Stock” and “Comparison of Rights of AmSurg Shareholders, Envision Stockholders and Newco Stockholders” sections of the Joint Proxy Statement/Prospectus is incorporated by reference into this Item 3.03.

As provided in the Merger Agreement, at the effective time of Merger 1, each (i) share of restricted stock and each stock unit (including stock units subject to time-based and performance-based vesting conditions) of the Company that was outstanding immediately prior to the consummation of Merger 1 was assumed by Envision and converted into an award of restricted stock or stock units of Envision, as applicable, and continued to have, and be subject to, the same terms and conditions as applied to the restricted stock/stock unit of the Company immediately prior to the consummation of the Mergers, provided that, outstanding stock units subject to performance-based vesting conditions granted on or after January 1, 2016 accelerated and settled into shares of restricted stock of the Company pursuant to their terms immediately prior to the effective time of Merger 1, and (ii) option to acquire shares of the Company’s common stock that was outstanding immediately prior to the completion of Merger 1 was assumed by Envision and converted into an option to acquire Envision common stock.

The information set forth in Items 1.01, 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

On December 1, 2016, the Company was merged with and into Envision pursuant to the Merger Agreement, with Envision continuing as the surviving corporation.

The information set forth in Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the effective time of Merger1, all of the Company’s directors and executive officers ceased serving as directors and executive officers of the Company, as the Company ceased to exist as a separate legal entity. Following consummation of the Mergers, James A. Deal, John T. Gawaluck, Steven I. Geringer, Joey A. Jacobs, Kevin P. Lavender and Cynthia S. Miller, former members of the Company’s board of directors, were appointed to the board of directors of Envision. Christopher A.

Holden, a former director of the Company and who was appointed as a director of Envision prior to the Mergers, will continue to serve as a member of Envision’s board of directors.

In addition, following the consummation of the Mergers, Christopher A. Holden, Claire M. Gulmi, Kevin D. Eastridge and Robert J. Coward, who previously served as executive officers of the Company, were appointed as executive officers of Envision in the following capacities: Mr. Holden was appointed as President and Chief Executive Officer; Ms. Gulmi was appointed as Executive Vice President and Chief Financial Officer; Mr. Eastridge was appointed as Senior Vice President and Chief Accounting Officer; and Mr. Coward was appointed as Executive Vice President and President-Physician Services Group.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As of the effective time of Merger 1, the Second Amended and Restated Charter, as amended, and the Second Amended and Restated Bylaws of the Company ceased to be in effect by operation of law and the organizational documents of Envision (as successor to the Company by operation of law) and, in connection with the Mergers, Envision amended and restated its Certificate of Incorporation and Bylaws to reflect the changes contemplated by the Merger Agreement and as previously reported in the “Description of Newco Capital Stock” and “Comparison of Rights of AmSurg Shareholders, Envision Stockholders and Newco Stockholders” sections of the Joint Proxy Statement/Prospectus. The information set forth in the “Description of Newco Capital Stock” and “Comparison of Rights of AmSurg Shareholders, Envision Stockholders and Newco Stockholders” sections of the Joint Proxy Statement/Prospectus is incorporated by reference into this Item 5.03.The information regarding the Merger and the Merger Agreement set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

The Second Amended and Restated Certificate of Incorporation of Envision and the Amended and Restated Bylaws of Envision are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

2.1
Agreement and Plan of Merger, dated as of June 15, 2016, by and among Holdings, the Company and Envision (incorporated by reference to the Current Report on Form 8-K filed by the Company with the Commission on June 16, 2016).

3.1	Second Amended and Restated Certificate of Incorporation of Envision (incorporated by reference to Exhibit 3.1 to Envision’s Form 8-K, dated December 7, 2016).
3.2	Amended and Restated Bylaws of Envision (incorporated by reference to Exhibit 3.2 to Envision’s Form 8-K, dated December 7, 2016).
4.1	Supplemental Indenture, dated as of November 28, 2016, by and among the Company, the subsidiary guarantors listed therein and U.S. Bank National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Envision Healthcare Corporation, as successor by merger to AmSurg Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Envision Healthcare Corporation, as successor by merger to AmSurg Corp.

By:	/s/ Claire M. Gulmi
Claire M. Gulmi

Executive Vice President and Chief Financial Officer
(Principal Financial and Duly Authorized Officer)

Date:    December 7, 2016

INDEX TO EXHIBITS

Exhibit
Number	Description
2.1
Agreement and Plan of Merger, dated as of June 15, 2016, by and among Holdings, the Company and Envision (incorporated by reference to the Current Report on Form 8-K filed by the Company with the Commission on June 16, 2016).

3.1	Second Amended and Restated Certificate of Incorporation of Envision (incorporated by reference to Exhibit 3.1 to Envision’s Form 8-K, dated December 7, 2016).
3.2	Amended and Restated Bylaws of Envision (incorporated by reference to Exhibit 3.2 to Envision’s Form 8-K, dated December 7, 2016).
4.1	Supplemental Indenture, dated as of November 28, 2016, by and among the Company, the subsidiary guarantors listed therein and U.S. Bank National Association, as trustee.